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                                  EXHIBIT 23.2



                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of the Todd AO Corporation on Form S-8 of our report dated October 24, 1997, appearing in the Annual Report on Form 10-K of the Todd AO Corporation for the year ended August 31, 1999.



/s/ DELOITTE & TOUCHE LLP

    DELOITTE & TOUCHE LLP


Los Angeles, California
April 12, 2000